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                                                                    EXHIBIT 10.5

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

       This First Amendment to Purchase and Sale Agreement (the "AMENDMENT") is made and entered into by and among BABEL, MILLER & BLACKWELL PARTNERSHIP, a Texas general partnership, a/k/a Babel, Miller & Blackwell, Ltd., BEAUMONT FRANKLIN STREET PROPERTIES, L.L.C., a Texas limited liability company, NECHES STREET PROPERTIES, L.L.C., a Texas limited liability company (hereinafter Beaumont Franklin Street Properties, L.L.C. and Neches Street Properties, L.L.C. are collectively referred to as "SELLER"), and ITEQ, INC., a Delaware corporation (hereinafter referred to as "PURCHASER").

       WHEREAS, Babel, Miller & Blackwell Partnership and Purchaser entered into that certain Purchase and Sale Agreement (the "AGREEMENT") with an effective date of May 14, 1997, for the sale of certain real property in Jefferson County, Texas (the "PROPERTY"), more particularly described in the Agreement; and

       WHEREAS, the Property has been conveyed by the owners thereof to Beaumont Franklin Street Properties, L.L.C. and Neches Street Properties, L.L.C.; and

       WHEREAS, Purchaser and William R. Miller, Leo G. Babel, Robert L. Blackwell, II, William Russel Miller, Fabian Howard Babel and Robert Blackwell, III (collectively, the "SHAREHOLDERS") have entered into that certain Stock Purchase Agreement dated April 24, 1997 (the "STOCK PURCHASE AGREEMENT"), as amended, whereby the Shareholders have agreed to sell and Purchaser has agreed to buy 100% of the stock of Exell, Inc., subject to the terms of the Stock Purchase Agreement; and

       WHEREAS, Seller and Exell, Inc., upon the closing of the Stock Purchase Agreement intend to enter into a Lease Agreement (the "LEASE") whereby Exell, Inc. shall lease the Property from Seller; and

       WHEREAS, upon the satisfaction of the conditions precedent of the Agreement, Seller and Purchaser intend to consummate the Agreement, as amended; and

       WHEREAS, Purchaser and Seller desire to amend the Agreement as herein provided.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby amend the Agreement as follows:

       1. Assignment and Assumption of Agreement. Babel, Miller & Blackwell Partnership has ASSIGNED, TRANSFERRED and SET OVER, and by these presents does ASSIGN, TRANSFER and SET OVER all of its right, title and interest, in and to the Agreement to Beaumont Franklin Street Properties, L.L.C. and Neches Street Properties, L.L.C. and Beaumont
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Franklin Street Properties, L.L.C. and Neches Street Properties, L.L.C. has
ASSUMED the obligations of Seller as set forth in the Agreement and this Amendment.

       2. Sale and Purchase. Section 1(a) of the Agreement is deleted in its entirety and replaced with the following:

       a. the tracts or parcels of land situated in Jefferson County, Texas described in EXHIBIT A hereto together with all rights and interests appurtenant thereto, including all of Seller's right, title, and interest in and to adjacent streets, alleys, rights-of-way, and any adjacent strips or gores of real estate (the "LAND"); all fixtures and improvements located on the Land, including, but not limited to all overhead cranes presently situated on the Land (the "IMPROVEMENTS"); and all rights, titles, and interests appurtenant to the Land and Improvements; and

       3. Purchase Price. Section 2 of the Agreement is deleted in its entirety and replaced with the following:

       The price for which Seller shall sell and convey the Property to Purchaser, and which Purchaser shall pay to Seller, is ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) (the "PURCHASE PRICE"). The Purchase Price shall be payable in cash or cash equivalent at the Closing (hereinafter defined).

       4. Earnest Money. Pursuant to the Agreement, Purchaser deposited $100.00 as Earnest Money with Stewart Title Company, 2390 North Dowlen Road, Beaumont, Texas 77706. Seller and Purchaser wish to replace Stewart Title Company and designate Beaumont Title Company, 2050 North 11th Street, Beaumont, Texas 77703, Attn: Mr. Dan Phares as the "TITLE COMPANY" under the Agreement. Seller and Purchaser agree to cooperate in order to have the Earnest Money transferred from Stewart Title Company to Beaumont Title Company. Seller and Purchaser agree that Chicago Title Insurance Company is an acceptable underwriter for the Title Commitment and Title Policy to be issued pursuant to the terms of the Agreement. The Effective Date of the Agreement shall remain May 14, 1997.

       5. Delivery of Information. Seller has caused the Title Company to issue an updated Title Commitment on or before the date of this Amendment. Further, the following shall be added to Section 5 of the Agreement as subparagraph e:

       e. Within fifteen (15) days after certification of the Property under the VCP (as defined in Section 13 hereof) or equivalent regulatory determination, Seller shall deliver or cause to be delivered to Purchaser, in compliance with the requirements set forth in Section 5, subparagraphs a, b, c and d, the following:



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              i.     an updated Title Commitment from the Title Company, with
                     true, complete and legible copies of all documents not previously provided to Purchaser;

              ii.    an updated Survey;

              iii. an updated search of the UCC records of the Secretary of State of Texas and the County Clerk of Jefferson County, Texas; and

              iv. copies of all Documents and Information not previously provided to Purchaser.

       6.     Right of Inspection; Contingency Period.  The last sentence of
Section 6(b) is hereby deleted. The following shall be added to Section 6 of the Agreement as subparagraph c:

       b. Purchaser shall have the right to terminate this Agreement for thirty (30) days after receipt of the last of the updated Title Commitment, Title Documents, Survey, UCC search and copies of Documents and Information required under Section 5(e) (the "SECOND CONTINGENCY PERIOD"), if Purchaser, in its sole and absolute discretion, is not satisfied for any reason with the condition of Seller's title to the Property. If Purchaser does not so terminate this Agreement prior to the expiration of the Second Contingency Period, Purchaser shall have waived its right to terminate this Agreement under this Section 6.

       7. Title. Section 7 of the Agreement is deleted in its entirety and replaced with the following:

       Purchaser shall have the right, at any time during the Contingency Period and the Second Contingency Period, as the case may be, to object in writing to any liens and encumbrances reflected by the Title Commitment or Survey. All liens and encumbrances to which Purchaser so objects are hereinafter referred to as the "NON-PERMITTED ENCUMBRANCES"; if no such notice of objection is given during the Contingency Period or the Second Contingency Period, as the case may be, then it shall be deemed that all matters reflected by the Survey and Title Commitment are "PERMITTED ENCUMBRANCES". Seller shall use reasonable efforts, at its sole cost, to cure or remove all Non-Permitted Encumbrances and give Purchaser written notice thereof before the end of the Contingency Period or the Second Contingency Period, as the case may be; provided, however, that Seller, at its sole cost, shall be obligated to cure or remove at or before Closing all mortgages, deeds of trust, judgment liens, mechanics and materialmen's liens, and other liens against the Property, whether or not Purchaser objects thereto during the Contingency Period or the Second Contingency Period, as the case may be. Further, Seller shall cause any leases





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       relating to the Land and Improvements to be terminated on or before
       Closing. If Seller does not timely cause all of the Non-Permitted Encumbrances to be removed or cured, and timely written notice thereof to be given to Purchaser, then Purchaser shall have the right to either
       (i) terminate this Agreement in accordance with Section 12(b) hereof by delivering notice to Seller, or (ii) attempt to remove or cure the Non-Permitted Encumbrances and deduct the cost of such removal or cure from the Purchase Price, or (iii) elect to purchase the Property subject to the Non-Permitted Encumbrances, other than liens that Seller is obligated to cure or remove, and the Non-Permitted Encumbrances (other than liens that Seller is obligated to cure or remove) subject to which Purchaser elects to purchase the Property shall thereafter be Permitted Encumbrances.

       8. Seller's Representations, Warranties and Covenants. Section 8(l) of the Agreement is deleted in its entirety and replaced with the following:

              l. Except for those matters disclosed by the Dames & Moore Reports (as defined in Section 13) for which Seller, Babel, Miller & Blackwell Partnership (a/k/a Babel, Miller & Blackwell, Ltd.), Leo G. Babel, Bob Miller and Robert L. Blackwell deny responsibility, during the period that such parties have owned the Property, the Property has not been the site of any activity that would violate any past or present environmental law or regulation of any governmental body or agency having jurisdiction over the Property. Further, except as disclosed by the Dames & Moore Reports, (i) solid waste, petroleum, or petroleum products have not been handled on the Property such that they may have leaked or spilled onto the Property or contaminated the Property, (ii) there is no on-site contamination resulting from activities on the Property or adjacent tracts, and (iii) the Property contains no "hazardous materials" which shall mean any flammables, explosives, radioactive materials, asbestos, or other hazardous waste including without limitation substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Hazardous Materials Transportation Act; and the Resources Conversation and Recovery Act, all as amended.

       9. Closing. The first sentence of Section 9 of the Agreement is hereby deleted in its entirety and replaced with the following:

       The closing ("CLOSING") of the sale of the Property by Seller to Purchaser shall occur on the later to occur of the following: (i) sixty
       (60) days after certification of the Property under the VCP (as defined in Section 13); or (ii) ten (10) days after the Non-Permitted Encumbrances have been cured or waived as set forth in Section 7, but in any event no later than ninety-nine (99) years from the commencement date of the





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       Lease; provided, however, Purchaser, in its sole discretion, may waive one or more of the conditions to Closing and proceed to Closing at any time.

       10. Conditions to Closing. The Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

              a. This Agreement is expressly conditioned upon the consummation of a Stock Purchase Agreement dated April 24, 1997 between the stockholders of Exell, Inc., a Texas corporation and Purchaser (the "EXELL AGREEMENT"). In the event the Exell Agreement is not consummated for any reason, Seller shall have no further obligation to sell and Purchaser shall have no further obligation to purchase the Property and this Agreement shall be automatically terminated and of no further force and effect.

              b. This Agreement is expressly conditioned upon the Seller entering into the Lease with Exell, Inc. contemporaneously with the closing of the Exell Agreement, upon terms reasonably acceptable to Purchaser and Seller.

              c. Purchaser has learned of certain environmental matters affecting the Property (the "ENVIRONMENTAL MATTERS") as set forth in reports prepared by Dames & Moore entitled "Final Report, Phase I Environmental Site Assessment, Limited Environmental Compliance Review, Excell Manufacturing Facility, 1110 Neches Street, Beaumont, Texas for ITEQ, Inc." dated April 30, 1997, and "Dames & Moore Group Limited Phase II Investigation, Excell, Inc. Facilities, Beaumont, Texas" dated July 14, 1997 (collectively, "DAMES & MOORE REPORTS"). As part of the consideration for the Lease, Exell, Inc. (with the guaranty of Purchaser) has agreed to remediate the Environmental Matters under the Voluntary Cleanup Program provided for in Texas Health and Safety Code, Sections 361.601 et. seq., as same may be amended from time to time and the regulations promulgated thereunder ("VCP"), pursuant to the terms and conditions set forth in the Lease. The Closing of this Agreement is expressly conditioned upon Exell, Inc. obtaining a Certificate of Completion for the Property under the VCP from the Texas Natural Resources Conservation Commission, or equivalent regulatory determination in the event remediation of the Property is not performed under the VCP.

       11. Notices. The following is added to Section 14 in the event a notice is sent to the Seller or Purchaser:





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       If to Seller, to:           Beaumont Franklin Street Properties, L.L.C.
                                   Neches Street Properties, L.L.C.
                                   P.O. Box 3726
                                   Beaumont, Texas 77704
                                   Attn: Mr. William R. Miller
                                   (409) 838-3400
                                   FAX: (409) 833-4731

       with a copy to:             Orgain, Bell & Tucker, L.L.P.
                                   470 Orleans Street
                                   Beaumont, Texas 77701
                                   Attn: John Creighton, III, Esquire
                                   (409)838-6412
                                   FAX: (409)838-6959

       If to Purchaser, to:        ITEQ, Inc.
                                   2727 Allen Parkway, Suite 760
                                   Houston, Texas 77019
                                   Attn: Mr. Lawrance W. McAfee
                                   (713) 285-2700
                                   FAX: (713) 520-8228

       with a copy to:             Porter & Hedges, L.L.P.
                                   700 Louisiana, 35th Floor
                                   Houston, Texas 77002
                                   Attn: Richard L. Wynne, Esquire
                                   (713)226-0647
                                   FAX: (713)228-1331

       12. Memorandum of Agreement. The parties shall execute a Memorandum of this Purchase and Sale Agreement and record such Memorandum in the Official Public Records of Jefferson County, Texas.

       13. No Other Modifications. Except as expressly amended and modified hereby, all of the covenants and conditions of the Agreement as amended by this Amendment are ratified and confirmed by Seller and Purchaser.

       14. Defined Terms. All terms, definitions and dates contained in the Agreement shall have the same meaning and application in this Amendment except to the extent there is a conflict, in which event, the terms of this Amendment shall control.





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       15.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       EXECUTED effective the 13th day of August, 1997.


                                   SELLER:

                                   BEAUMONT FRANKLIN STREET PROPERTIES, L.L.C.



                                   By: /s/ DEE ARNOLD BLACKWELL
                                      ------------------------------------------
                                   Name:   Dee Arnold Blackwell
                                        ----------------------------------------
                                   Title:  Managing Member
                                         ---------------------------------------

                                   NECHES STREET PROPERTIES, L.L.C.



                                   By: /s/ DEE ARNOLD BLACKWELL
                                      ------------------------------------------
                                   Name:   Dee Arnold Blackwell
                                        ----------------------------------------
                                   Title:  Managing Member
                                         ---------------------------------------

                                   BABEL, MILLER & BLACKWELL PARTNERSHIP




                                   By: /s/ LEO G. BABEL
                                      ------------------------------------------
                                   Name:   Leo G. Babel
                                        ----------------------------------------
                                   Title:  Partner
                                         ---------------------------------------


                                   PURCHASER:

                                   ITEQ, INC.


                                   By: /s/ LAWRANCE W. McAFEE
                                      ------------------------------------------
                                           Lawrance W. McAfee, Executive Vice
                                                  President and Chief
                                                  Financial Officer





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